                                                                       EXHIBIT 6

                                                                 August 29, 1997
The Ground Round Inc.
Ground of Minnesota, Inc.
35 Braintree Hill Office Park
Braintree, MA 02184-9078

                                LETTER AGREEMENT

Gentlemen:

     Reference is made to that certain Amended and Restated Credit Agreement, dated as of September 12, 1996, as heretofore amended (the "Credit Agreement") among the parties hereto. Unless otherwise defined herein, all terms defined in the Credit Agreement shall be used herein as therein defined.

     The Borrowers (i) have deposited or have caused to be deposited into an interest-bearing account (the "Account") with the Agent on or prior to the date hereof (x) the sum of approximately $235,000 representing accrued and unpaid interest on the Term Loans which was due and payable on July 23, 1997 and (y) the sum of $50,000 representing the Net Cash Proceeds of the sale of the Borrowers' liquor license for their restaurant location in Royal Oak, Michigan and (ii) will be depositing into the Account (x) promptly upon their receipt thereof, the proceeds of the insurance settlement relating to the Borrowers' two fire damaged restaurant locations in Coon Rapids, Minnesota and Bridgeton, Missouri and (y) interest on the Term Loans due and payable on or about August 23, 1997 and September 30, 1997.

     By their execution hereof, each of the Borrowers, the Lenders, the Agent and the Co-Agent agree that, notwithstanding any provision of the Credit Agreement to the contrary, the Borrowers shall be permitted (subject to the proviso set forth below) to withdraw funds from the Account, and the Agent shall be permitted to disburse funds from the Account to the Borrowers, without further consent or authorization from the Lenders, provided, that (x) on the date of each such withdrawal (i) the Borrowers shall have demonstrated to the Agent's satisfaction in its sole discretion that a cash deficiency exists and that the Borrowers shall use such funds in the normal operations of their business in the ordinary course, (ii) no Default or Event of Default shall have occurred and be continuing (other than Events of Defaults which have occurred prior to the date hereof and which have been disclosed in writing to the Agent) and (iii) GRR Merger Corp. (the "Purchaser"), an indirect subsidiary of Boston Ventures Limited Partnership V and Ground Round Restaurants, Inc. ("GRR") shall have announced the Purchaser's tender offer for the outstanding capital stock of GRR (the "Tender Offer") and the Purchaser or GRR shall not then have announced that it is terminating such transaction and (y) the Borrowers shall have retained Zolfo Cooper, LLC pursuant to the terms of the Engagement Letter substantially in the form annexed hereto as Exhibit A, or such other firm mutually satisfactory to the Borrowers, the Agent and the Lenders on substantially similar terms and for a duration satisfactory to the Agent and the Lenders. The proceeds of the Account shall (x) constitute collateral for all of the Borrowers' and Guarantors' obligations under the Credit Agreement and the Loan Documents and (y) be subject to the sole dominion and control of the Agent.

     Upon the announcement of the Tender Offer by the Purchaser and GRR, each of the Banks and the Agent hereby waive the Borrowers' and the Guarantors' compliance with the provisions of Section 5.01 (q) of the Credit Agreement for the fiscal months ending July, 1997, August, 1997 and September

     This Letter Agreement shall terminate on the earlier to occur of (w) the announcement by the Purchaser or GRR of the termination of the Tender Offer, (x) October 22, 1997, (y) the consummation of the transactions described in the Terms and Conditions For Amending the September 12, 1996 Amended and Restated Credit Agreement dated August 29, 1997, and (z) the occurrence and continuation of a Default or Event of Default (other than Events of Default which have occurred prior to the date hereof and which have been disclosed in writing to the Agent), it being understood that the Agent and the lenders shall act in a commercially reasonable manner in considering any request by the Borrowers to waive any Default or Event of Default occurring after the date hereof.

     Upon the termination of this Letter Agreement as provided above, all funds on deposit in the Account shall be applied to the Obligations in such order as the Agent and the Lenders may agree.

     In order to induce the Agent and the Lenders to execute and deliver this Letter Agreement, the Borrowers hereby agree that, for so long as this Letter Agreement shall remain in effect, notwithstanding anything to the contrary set forth in the Credit Agreement (including, without limitation, Section 2.09(e) thereof) (i) each Eurodollar Rate Loan will automatically, on the last day of the then existing Interest Period therefor. Convert into an Alternate Base Rate Loan and (ii) the obligation of the Lenders to make, or to Convert Term Loans into, Eurodollar Rate Loans shall be suspended.

     The Borrowers hereby represent and warrant that their respective execution of this letter agreement has been duly authorized, and each of the Borrowers shall deliver herewith a copy of a resolution of their respective board of directors authorizing the execution and performance of this letter agreement.

     This Letter Agreement shall not become effective until the date on which it shall have been executed by the Borrowers and the Lenders, and the Agent shall have received evidence satisfactory to it of such execution.

     This Letter Agreement shall be limited precisely as written and shall not be deemed to be a consent granted pursuant to, or a waiver or modification of, any other term or condition of the Credit Agreement or any of the instruments or agreements referred to therein or to prejudice any right or rights which the Agent or the Lenders may now have or may have in the future under or in connection with the Credit Agreement or any of the instruments or agreements referred to therein.

     This Letter Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same letter.

     If you are in agreement with the foregoing, kindly sign the enclosed counterpart of this Letter Agreement and deliver such signed counterpart (by telecopy and by overnight delivery) to the Agent.

     This Letter Agreement is intended to be performed in the State of New York and shall be construed and is enforceable in accordance with, and shall be governed by, the internal laws of the State of New York without regard to principles of conflict of laws.

     IN WITNESS WHEREOF, the parties hereto have caused this letter agreement to be executed by their respective officers duly authorized as the date first above written.

                                          THE GROUND ROUND, INC.

                                          By:
                                          --------------------------------------
                                            Name:
                                            Title:

                                          GR OF MINN., INC.

                                          By:
                                          --------------------------------------
                                            Name:
                                            Title:

                                          THE BANK OF NEW YORK,
                                           Individually and as Agent

                                          By:
                                          --------------------------------------
                                            Name:
                                            Title:

                                          THE CHASE MANHATTAN BANK,
                                           Individually and as Co-Agent

                                          By:
                                          --------------------------------------
                                            Name:
                                            Title:

                                          BANK OF AMERICA NATIONAL TRUST
                                          AND SAVINGS ASSOCIATION

                                          By:
                                          --------------------------------------
                                            Name:
                                            Title:

                                          NBD BANK

                                          By:
                                          --------------------------------------
                                            Name:
                                            Title:

                                          CREDIT LYONNAIS NEW YORK BRANCH

                                          By:
                                          --------------------------------------
                                            Name:
                                            Title:

                             CONSENT OF GUARANTORS
                          DATED AS OF AUGUST 29, 1997

     The undersigned, as the Guarantors referred to in the Credit Agreement (as defined above), each hereby consents to the execution and performance of the Letter Agreement of even date herewith to which this consent is attached.

                                          GRH OF NJ, INC.

                                          By:
                                          --------------------------------------
                                            Name:
                                            Title:

                                          GROUND ROUND HOLDINGS, INC.

                                          By:
                                          --------------------------------------
                                            Name:
                                            Title:

                                          GROUND ROUND RESTAURANTS, INC.

                                          By:
                                          --------------------------------------
                                            Name:
                                            Title:

                                          G.R. GLENDLOC, INCORPORATED

                                          By:
                                          --------------------------------------
                                            Name:
                                            Title:

                                          GROUND ROUND OF BALTIMORE, INC.

                                          By:
                                          --------------------------------------
                                            Name:
                                            Title:

                                          GRXR OF FREDERICK, INC.

                                          By:
                                          --------------------------------------
                                            Name:
                                            Title:

                                          GRXR OF HAGERSTOWN, INC.

                                          By:
                                          --------------------------------------
                                            Name:
                                            Title:

                                          GRXR OF CHARLES COUNTY, INC.

                                          By:
                                          --------------------------------------
                                            Name:
                                            Title: